EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation in this Registration Statement on Form S-4 (File No. 333-01619) Amendment No. 3 of our report dated April 7, 1995, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, of our audits of the consolidated financial statements of Chiat/Day Holdings, Inc. for the two years ended October 31, 1994. We also consent to the reference to our Firm under the heading "Experts" in this Registration Statement.




                                                 Coopers & Lybrand L.L.P.



Sherman Oaks, California
May 6, 1996